                               POWER OF ATTORNEY

     The undersigned, Thomas A. Andruskevich, hereby constitutes and appoints each of Kimberly J. Smith and Kenneth R. Christoffersen, signing singly or jointly, with full power of substitution and resubstitution, to have full power and authority to act in his name, place, and stead and on the undersigned's behalf as his true and lawful attorney-in-fact to:

     (1)   execute and deliver for and on behalf of the undersigned, in the undersigned's capacity as a director and/or officer of Cole Real
           Estate Investments, Inc. (the "Company"), Forms 3, 4 and 5 and other filings (including any amendments, corrections, supplements or other changes thereto) pursuant to Section 16(a) of the Securities Exchange
           Act of 1934, as amended, and the rules thereunder  (the "Exchange
           Act") and Form ID, if necessary, to obtain EDGAR codes and related documentation for use in filing Forms 3, 4 and 5 and such other filings;

     (2)   do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such
           Forms 3, 4 or 5 or other filing (including any amendments, corrections, supplements or other changes thereto) or, if necessary,
           Form ID, and timely file such Forms with the United States Securities and Exchange Commission and any stock exchange, self-regulatory association or any other authority or person as may be required by law; and

     (3)   take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required of, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion;
           and

     (4)   seek or obtain, as the undersigned's attorney-in-fact and on the undersigned's behalf, information regarding transactions in the
           Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to such attorney-in-fact and approves and ratifies any such release of information.

     The undersigned hereby grants to each attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the
Company or any of its subsidiaries assuming, (i) any of the undersigned's responsibilities to comply with the requirements of the Exchange Act or any liability for the undersigned's failure to comply with such requirements or (ii)
any obligation or liability that the undersigned incurs for profit disgorgement under Section 16(b) of the Exchange Act.

     This Power of Attorney shall continue in full force and effect until revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact or by such attorneys-in- fact in a signed writing delivered to the undersigned.  This Power of Attorney does not revoke any other power of attorney that the undersigned has previously granted.

     This Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including, without limitation, the reporting requirements under Section 16 of the Exchange Act.  Additionally, although pursuant to this Power of Attorney the
Company will use commercially reasonable best efforts to timely and accurately file Section 16 reports on behalf of the undersigned, the Company does not represent or warrant that it will be able to in all cases timely and accurately file Section 16 reports on behalf of the undersigned due to various factors and the undersigned and the Company's need to rely on others for information, including the undersigned and brokers of the undersigned.

                            [Signature page follows]

     IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 7th day of February, 2014.

                                          Signature: /s/ Thomas A. Andruskevich
                                                     ---------------------------

                                               Name: Thomas A. Andruskevich